Exhibit 10.11

CONTRIBUTION AGREEMENT

(CERRITOS CORPORATE CENTER-LASALLE BANK LOAN)

THIS CONTRIBUTION AGREEMENT (this "Agreement") ismade as of January 5, 2006 by and between MAGUIRE PROPERTIES, L.P., a Maryland limited partnership ("MPLP") and MAGUIRE MACQUARIE OFFICE LLC, a Delaware limited liability company (the "Joint Venture").

RECITALS

A. Pursuant to that certain Leasehold Deed of Trust, Security Agreement and Fixture Filing (the "Security Instrument") dated as of January 5, 2006, by and between Maguire Macquarie-Cerritos I, LLC, a Delaware limited liability company ("Borrower") and LaSalle Bank National Association, a national banking association, and its successors and assigns ("Lender"), Borrower is indebted to Lender for a loan in the original principal amount of Ninety-Five Million Dollars ($95,000,000.00) (the "Loan"), secured by, among other collateral, the Security Instrument recorded as a lien on the real property described therein, commonly known as Cerritos Corporate Center (the "Property").

B. MPLP owns a twenty percent (20%) membership interest in the Joint Venture, which, in turn, owns all of the membership interests in Borrower. The Joint Venture is providing a non-recourse carve-out guaranty in favor of Lender in connection with the Loan. The Joint Venture and MPLP agree that in the event of a default under the Loan and/or Security Instrument, subject to the limitations and terms and conditions set forth in this Agreement, MPLP will make additional contributions of capital to the Joint Venture and the Joint Venture will, in turn, contribute such contributed capital to Borrower to be used to repay any outstanding Shortfall Amount on the Loan, as defined below.

All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Security Instrument.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capital Contribution Obligation. If, for any reason, Borrower shall be in default under the Loan and/or Security Instrument and repayment of the obligations(the "Obligations") of Borrower evidenced bythe Loan and secured bythe Security Instrument is due after notice and lapse of any applicable cure periods (such default and repayment obligation is referred to hereinafter as a "Default") and the Default can be cured bythe payment of money to the Lender, then MPLP absolutely and unconditionally agrees (subject tothe limits set forth below) to contribute to the capital of the Joint Venture cash orcash equivalents in an amount equal to the Shortfall Amount (as defined below). Notwithstanding the foregoing,MPLP's maximum liability hereunder is equal to Ninety Five Million Dollars ($95,000,000.00) (the "MaximumLiability") and under no circumstances shall MPLP be obligated to contribute an aggregate amount under this Agreement in excess of MPLP's Maximum Liability. No demand shall be made under this Agreement for contribution of the Shortfall Amount or any portion

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thereof until such time as the Lender shall have fully and completely exercised (and not waived)
all rights, powers, and remedies it has with respect to foreclosure on the Property, or following the date any such Default is cured by Borrower. The "Shortfall Amount" shall equal the excess of (i) the Maximum Liability or the amount of outstanding principal and accrued interest owed on the Loan immediately prior to the Default, whichever is less; over (ii) the sum of all amounts recovered and the fair market value of the Property obtained by Lender (including, without limitation, with respect to principal, interest, late fees, penalties and costs of collection), if any, from or on behalf of Borrower after the Default in proceedings against Borrower or the Property under the documents which set forth the Loan (including, without limitation, the Security Instrument).

  2. Use of Contributions. The funds contributed to the capital of the Joint Venture by MPLP pursuant to this Agreement in performance of its obligations hereunder will be contributed by the Joint Venture to Borrower, forBorrower to pay any Shortfall Amount. Any capital contributions made to the Joint Venture by MPLP pursuant hereto shall be deposited by the Joint Venture immediately into a separate bank account in Borrower's name. The Joint Venture shall cause Borrower to use such funds solely for payments to the Lender for the
  Shortfall Amount.
2  Personal Obligation. The obligations of MPLP under this Agreement are personal to MPLP and shall not be affected by any transfer by it of all or any of its interests in the Joint Venture, and MPLP shall have no right to receive from the Joint Venture any reimbursement or return of any contributions to the Joint Venture, or other payments, made pursuant to this Agreement. The obligations of JV under this Agreement are personal to JV and shall not be affected by any transfer by it of all or any of its interests in Borrower, and JV shall have no right to receive from the Borrower any reimbursement or return of any contributions to the Borrower, or other payments, made pursuant to this Agreement.
  4. Term of Agreement. This Agreement, as well as all of the rights, duties, requirements and obligations created hereunder, shall automatically expire and be of no further force or effect on the earlier to occur of (i) thirty-six (36) months following the date hereof; provided, however, that MPLP may extend the term of this Agreement beyond thirty-six (36) months for any period of time it deems advisable, in its sole and absolute discretion, upon written notice of the extended term to the Joint Venture, and (ii) date on which the Obligations under the
  Loan are satisfied in full.
3  Rights of Lender. Borrower or the Lender, or any subsequent holder of the Loan or beneficiary of the Security Instrument may, from time to time, without notice toorconsent of MPLP, agree to any amendment, waiver, modification or alteration of the Security Instrument relating to Borrower and its rights and obligations thereunder (including, without limitation, the renewal or extension of the maturity of the indebtedness secured by the Security Instrument, increase or reduction of the rate of interest payable under the Loan, release, substitution or addition of MPLP or any endorser on the Loan, and acceptance of any additional security for the Loan).

6. Intent to Benefit Lender. This Agreement is expressly for the benefit of the Lender and its successors and assigns. The parties hereto intend that the Lender shall be a third party beneficiary of this Agreement and that the Lender shall have the right to enforce the

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obligations of MPLP hereunder separately and independently of the Joint Venture, without any requirement whatsoever of resort by the Lender to any other party, including, without limitation, the Joint Venture under the Guaranty. The Lender's status as a third party beneficiary of this Agreement and the Lender's right to enforce the obligations of MPLP are material elements of this Agreement. Any payments to Lender hereunder shall for all purposes hereunder be treated as capital contributions by MPLP to the Joint Venture in accordance with the provisions of Paragraph 1 above. This Agreement shall not be modified, amended or terminated without the written consent of the Lender. MPLP shall furnish a copy of this Agreement to the Lender immediately following the execution hereof by the parties.

1  Condition of Borrower and the Joint Venture. MPLP is fully aware of the financial condition of Borrower, the Joint Venture and the Property, and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of the Lender. MPLP hereby represents and warrants that it is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the Joint Venture's and the Property's financial condition and any other matter pertinent hereto as it may desire, and it is not relying upon or expecting the Lender to furnish to it any information now or hereafter in the Lender's possession concerning the same or any other matter. By executing this Agreement, MPLP knowingly accepts the full range of risks encompassed within a contract of this type, which risks it acknowledges. MPLP shall have no fight to require the Lender to obtain or disclose any information with respect to the Obligations, the financial condition or character of Borrower, the Joint Venture, the Property, Borrower's ability to pay or perform the Obligations, the existence or non-existence of any guaranties of all or any part of the Obligations, any action or non-action on the part of the Lender, Borrower, the Joint Venture, or any other person, or any other matter, fact or occurrence whatsoever. In the event a contribution is made pursuant to this Agreement, the parties agree that the member's interest in the Joint Venture will not be adjusted. The parties agree that if a contribution is made under this Agreement, the allocation provisions of the Joint Venture shall be applied in a manner so as to assure to the greatest extent possible that the capital account balances of the partners are no different than would have existed if no contribution had been made under this Agreement.
2  MPLPs' General Waivers. MPLP waives: (a) any defense now existing or hereafter arising based upon any legal disability or other defense of the Joint Venture, Borrower, MPLP or any other Person, or by reason of the cessation or limitation of the liability of Borrower, MPLP or any other Person from any cause other than full payment and performance of all obligations due under the Security Instrument or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of the Joint Venture, Borrower or any other Person, or any defect in the formation of the Joint Venture, Borrower or any other Person; (c) the unenforceability or invalidity of any security or guarantee or the lack of perfection or continuing perfection, or failure of priority of any security for the obligations guarantied hereunder; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed MPLP's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Lender's failure to disclose to MPLP any information concerning the Joint

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Venture's, Borrower's or any other Person's financial condition or any other circumstances bearing on the Joint Venture's, Borrower's or any other Person's ability to pay and perform all obligations due under the Security Instrument or any of the other Loan Documents; (f) any failure by Lender to give notice to the Joint Venture, Borrower, MPLP or any other Person of the sale or other disposition of security held for the Loan, and any defect in notice given by Lender in connection with any such sale or disposition of security held for the Loan; (g) any failure of Lender to comply with applicable laws in connection with the sale or disposition of security held for the Loan, including, without limitation, any failure by Lender to conduct a commercially reasonable sale or other disposition of such security; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety's or guarantor's (or hereunder, MPLP's) obligations in proportion to the principal's obligation; (i) any use of cash collateral under Section 363 of the Federal Bankruptcy Code; (j) any defense based upon Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 111 l(b)(2) of the Federal Bankruptcy Code or any successor statute;
(k) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (1) relief from any applicable valuation or appraisement laws; and (r) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or MPLP. MPLP agrees that the payment and performance of all obligations due under the Security Instrument or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Security Instrument or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to MPLP's liability hereunder.

Without limiting the generality of the foregoing or any other provision hereof, MPLP further waives any and all rights and defenses that MPLP may have because Borrower's debt is secured by real property; this means, among other things, that: if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) MPLP shall have the obligation to contribute hereunder even if Lender, by foreclosing on the real property collateral, has destroyed any subrogation right of MPLP against Borrower or the Joint Venture. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses MPLP may have because Borrower's debt is secured by real property.

Without limiting the generality of the foregoing or any other provision hereof, MPLP expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to MPLP under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (or any of such sections), or any other jurisdiction to the extent the same are applicable to this Agreement or the agreements, covenants or obligations of MPLP hereunder.

9. Waiver of Rights of Subrogation. This Agreement is expressly for the benefit ofthe Borrower, the Lender, any Indemnified Party (as defined below), and theirrespective successors and assigns (collectively, the "Beneficiaries"). The obligations of MPLP hereunder

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shall be in addition to and shall not limit or in any way affect the obligations the Joint Venture under any existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. Subject to Paragraph 1 of this Agreement, the obligations of MPLP hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought by any Beneficiary against MPLP, whether or not actions are brought against Borrower, and whether or not Borrower is joined in any such action or actions against MPLP. MPLP expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which MPLP may now or hereafter have against the Joint Venture, the Borrower or any other Person (other than a direct or indirect partner in MPLP) directly or contingently liable for the payment or performance of the Security Instrument (including, without limitation, any property collateralizing the obligations under the Loan), arising from the existence or performance of this Agreement. MPLP further agrees that it will not enter into any agreement providing, directly or indirectly, for contribution, reimbursement or repayment by the Joint Venture, Borrower or any other Person (other than a direct or indirect partner in MPLP) on account of any payment by MPLP and further agrees that any such agreement, whether existing or hereafter entered into in violation hereof would be void. In furtherance, and not in limitation, of the preceding waiver, MPLP agrees that (i) any payment directly to the Lender by MPLP in satisfaction of its obligations pursuant to this Agreement shall be deemed a contribution by MPLP (as applicable) to the capital of the Joint Venture, and any such payment shall not cause MPLP to be a creditor of Borrower, or the Joint Venture, and (ii) MPLP shall not be entitled to, or shall receive, the return of any such capital contribution except to the extent permitted by the organizational documents of the Joint Venture.

  10. Indemnification ofOther Parties. Subject to the Lender's requirement to first exercise its rights against the Property as provided in Paragraph 1 hereof, if, for any reason, Macquarie Office II LLC, the Joint Venture or Borrower or any affiliate thereof (each, an "Indemnified Party") is required by Lender to make any payment to the Lender or any contribution to Borrower with respect to the portion of the Loan for which a payment pursuant to this Agreement is required (collectively, an "Indemnified Party Outlay"), MPLP shall absolutely and unconditionally reimburse the Indemnified Party for the lesser of (i) the full amount of such Indemnified Party Outlay or (ii) the maximum amount MPLP would have been obligated to contribute under Paragraph 1 hereof had such payment not been made by the Indemnified Party. MPLP shall reimburse the Indemnified Party as required by this Paragraph 10 within sixty (60) days after receiving written notice of a Indemnified Party Outlay from the Indemnified Party. Any payments to an Indemnified Party hereunder shall for all purposes hereunder be treated as capital contributions by MPLP to the Joint Venture in accordance with the provisions of Paragraph 1 above.
2  Effect of Waivers. MPLP warrants and agrees that each of the waivers set forth in this Agreement is made with MPLP's full knowledge of its significance and consequences, and that under the circumstances the waivers are reasonable. If any of said waivers shall hereafter be determined by a court of competent jurisdiction to be contrary to any applicable law or against public policy, such waivers shall be effective only to the maximum extent permitted by law.
3  Rules of Construction. The word "Borrower" as used herein shall include the named Borrower and any other Person at any time assuming or otherwise becoming

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primarily liable for all or any part of the obligations of the named Borrower under the Security Instrument or any of the other Loan Documents. The term "Person" as used herein shall include any individual, corporation, partnership, limited liability company, trust or other legal entity of any kind whatsoever. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

1  Governin_ Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAWS. THE PARTIES CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT WITHIN THE STATE OF CALIFORNIA AND ALSO CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA OR FEDERAL LAW.
2  Amendments. This Agreement shall not be modified, amended or terminated in a manner that is materially adverse to MPLP, Joint Venture or any Beneficiary without the written consent of MPLP, Joint Venture or such Beneficiary, as the case may be.
3  Miscellaneous. The provisions of this Agreement shall bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of each party hereto and of each of the Beneficiaries. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Agreement.
4  Counterparts. This Agreement may be executed in counterparts (including by facsimile) with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

17. Release. The release of Borrower from all or any part of the indebtedness evidenced by the Loan for any reason (other than full payment of such indebtedness) or any other obligations under any of the Loan Documents (as defined in the Security Instrument) for any reason (other than the full performance thereof) shall not release MPLP or Joint Venture from liability under this Agreement, unless each Beneficiary consents to such a release of MPLP and Jonit Venture in writing.

[Signature Page Follows]

MPLP:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By:	MAGUIRE PROPERTIES, INC.,
a Maryland corporation
its general partner

	By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Senior Vice President

Joint Venture:

MAGUIRE MACQUARIE OFFICE LLC
a Delaware limited liability company

By:	Maguire MO Manager, LLC
a Delaware limited liability company

	By:	Maguire Properties, L.P.
a Maryland limited partnership

	By:	Maguire Properties, Inc.
a Maryland corporation

	By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Senior Vice President